================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 1



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): September 10, 2003



                             OLYMPIC RESOURCES LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           WYOMING                     0-30598                  98-0407095
           -------                     -------                  ----------
 (State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)              File Number)          Identification No.)



                          3355 West Alabama, Suite 950
                              Houston, Texas 77098
               ---------------------------------------------------
              (Address of Registrant's Principal Executive Offices)


                                 (713) 850-1880
               --------------------------------------------------
              (Registrant's telephone number, including area code)



================================================================================

On September 10, 2003, WEC Acquisition, Inc. ("WEC"), a wholly owned subsidiary of Olympic Resources Ltd. (the "Company"), completed its merger with Whittier Energy Company ("Whittier") pursuant to the Agreement and Plan of Merger, dated July 8, 2003 and as subsequently amended on August 29 and September 9, 2003, by and between WEC and Whittier. Upon consummation of the merger, each of Whittier's 100,000 outstanding common shares was exchanged for 793.93142 shares of the Company's common stock and one share of Series A Convertible Preferred Stock ("Preferred Stock"). Each share of Preferred Stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion of all of the outstanding Preferred Stock. Any fractional shares received by Whittier stockholders were rounded up to the nearest whole share of the Company's common stock. After giving effect to such conversion, Whittier's former shareholders now own approximately 85% of the Company's outstanding voting common stock.

On September 25, 2003, the Company filed a Current Report on Form 8-K (the "Report") providing the foregoing information under Items 1 and 2 of such Report and stating under Item 7 of such Report that the required historical financial statements and other financial information with respect to the Company and the required pro forma financial information with respect to the merger would be filed by an amendment to the Report. The Report is hereby amended to replace Items 4 and 7 of the Report with the following:


ITEM 4. CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

Although the Company is the legal acquirer and continues as a publicly traded entity, Whittier is considered the acquirer for accounting purposes. As a result, for SEC reporting purposes on a prospective basis, the Company will present Whittier's historical financial statements up to the effective date of the merger and combined results thereafter.

After completion of the merger with Whittier, the Company's Board of Directors recommended and approved the selection of the accounting firm of Brown Armstrong Paulden McCown Starbuck & Keeter ("Brown Armstrong"), Whittier's historical independent accountants, to replace the firm of J.H. Cohn LLP ("J.H. Cohn"), the Company's independent accountants as of the date of the merger.

J.H. Cohn did not resign or decline to stand for reelection, but were dismissed as part of the change of control to allow the appointment of Brown Armstrong as the Company's principal accountants. J.H. Cohn's opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company is not aware of any disagreements with the Company's former accountant during the past two most recent fiscal years on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

The Company has provided J.H. Cohn with a copy of the disclosures the Company is making in this Form 8-K report in response to the disclosures required by Regulation S-K, Item 304(a). The former accountant has been provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by the Registration in response to this Item.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of the business acquired (Whittier Energy Company).

                                                                           Page
                                                                           ----

Independent Auditor's Report..............................................  F-1

Balance Sheets............................................................  F-2

Statements of Income......................................................  F-4

Statements of Cash Flows..................................................  F-6

Statements of Changes in Shareholders' Equity.............................  F-8

Notes to Financial Statements.............................................  F-9

                              FINANCIAL STATEMENTS
                                      WITH
                          INDEPENDENT AUDITOR'S REPORT

                 FOR THE INTERIM PERIOD ENDED SEPTEMBER 30, 2003
                                       FOR
                             OLYMPIC RESOURCES LTD.

                                       AND

            YEARS ENDED DECEMBER 31, 2002 AND 2001 AND INTERIM PERIOD
                            ENDED SEPTEMBER 30, 2002
                                       FOR
                             WHITTIER ENERGY COMPANY

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Independent Auditor's Report...............................................  F-1


Financial Statements
--------------------

Balance Sheets.............................................................. F-2

Statements of Income.......................................................  F-4

Statements of Cash Flows...................................................  F-6

Statements of Changes in Shareholders' Equity..............................  F-8

Notes to Financial Statements..............................................  F-9

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Whittier Energy Company
Carlsbad, California


We have audited the accompanying consolidated balance sheets of Whittier Energy Company and subsidiary as of December 31, 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. We have also audited the balance sheet of Whittier Energy Company as of December 31, 2001, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly in all material respects the financial position of Whittier Energy Company and subsidiary at December 31, 2002, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the 2001 financial statements present fairly, in all material respects, the financial position of Whittier Energy Company as of December 31, 2001, and the results of operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                      BROWN ARMSTRONG PAULDEN
                                      McCOWN STARBUCK & KEETER
                                      ACCOUNTANCY CORPORATION



Bakersfield, California
March 19, 2003

(Except with regards to Notes 1, 8, 11, 12, 13, and 14, which are dated as of November 18, 2003)



                                         CONSOLIDATED BALANCE SHEETS
                                               (In Thousands)



                                                                   Olympic
                                                                Resources Ltd.    Whittier Energy Company
                                                                --------------  ----------------------------
                                                                 September 30,   December 31,   December 31,
                                                                     2003           2002           2001
                                                                  (Unaudited)     (Audited)      (Audited)
                                                                 -------------  -------------  -------------
Assets
Current assets:
   Cash and cash equivalents                                        $ 1,906        $   302        $   884
   Accounts receivable                                                1,174            631            246
   Income tax receivable                                                230            246             70
   Prepaid assets                                                       104           --             --
   Notes receivable                                                    --             --            1,160
                                                                    -------        -------        -------

Total current assets                                                  3,414          1,179          2,360

Restricted cash and cash equivalents                                   --               25           --
Deferred income tax assets                                              667            661            214
Investments in partnerships                                             254          1,035            892
Investments in marketable securities                                    889            598            354
Oil and gas properties (successful efforts method), furniture and
     equipment,  net                                                  9,233          7,724          2,804
                                                                    -------        -------        -------

Total assets                                                        $14,457        $11,222        $ 6,624
                                                                    =======        =======        =======

                                                     F-2



                                             CONSOLIDATED BALANCE SHEETS
                                                    (In Thousands)



                                                                       Olympic
                                                                     Resources Ltd.        Whittier Energy Company
                                                                     -------------     -------------------------------
                                                                     September 30,      December 31,     December 31,
                                                                         2003              2002             2001
                                                                      (Unaudited)        (Audited)         (Audited)
                                                                     -------------     -------------     -------------
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                   $   1,309          $     393        $     149
   Taxes payable                                                             16                 16               11
   Other current liabilities                                                 96                --               --
   Notes payable, current portion                                           750                --               --
                                                                      ---------          ---------        ---------
Total current liabilities                                                 2,171                409              160

Deferred income tax liability                                             1,488              1,260              676
Note payable                                                              3,290              3,550             --
Asset retirement obligation                                                  58               --               --
Commodity price hedging contracts                                           415                434             --
                                                                      ---------          ---------        ---------
Total liabilities                                                         7,422              5,653              836


Stockholders' equity (Note 9):

   Series A Convertible Preferred Stock, no par value
     1,000,000 shares authorized and 100,000 shares issued
     and outstanding                                                         83               --               --
   Common stock, no par value, 100,000,000 shares authorized
     and 94,462,539 shares issued and outstanding as of
     September 30, 2003, December 31, 2002
     and December 31, 2001, respectively                                   --                 --               --
   Additional paid-in capital                                             2,743              1,422            1,422
   Accumulated other comprehensive loss, unrealized loss on
     marketable securities, net of taxes of $239,968, $321,782, and $91,276 for the periods ended September 30, 2003, December
     31, 2002, and December 31, 2001, respectively                         (430)              (598)            (170)
   Accumulated other comprehensive loss, hedging contracts,
     net of taxes of $145,153 and $ 151,948 for the periods ended
     September  30, 2003 and December 31, 2002, respectively               (270)              (282)            --
  Retained earnings                                                       4,909              5,027            4,536
                                                                      ---------          ---------        ---------
Total stockholders' equity                                                7,035              5,569            5,788
                                                                      ---------          ---------        ---------

Total liabilities and stockholders' equity                            $  14,457          $  11,222        $   6,624
                                                                      =========          =========        =========

         See accompanying notes.

                                                          F-3



                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (In Thousands, Except Share Data)



                                                Olympic
                                             Resources Ltd.                Whittier Energy Company
                                              ------------     -------------------------------------------------
                                              Nine Months       Nine Months
                                                 Ended             Ended          Year Ended        Year Ended
                                             September 30,     September 30,     December 31,      December 31,
                                                  2003             2002             2002               2001
                                              (Unaudited)       (Unaudited)       (Audited)          (Audited)
                                             -------------     -------------     -------------     -------------
Oil and gas revenues                            $ 4,413           $ 2,560           $ 3,641           $ 2,141

Costs and expenses:
    Lease operating expenses                      1,625             1,007             1,727               556
    Production taxes                                443               252               366               157
    Depreciation, depletion, and amortization       865               502               828               327
    Impairment of oil and gas properties           --                --                 247               112
    General and administrative expenses             689               345               495               298
                                                -------           -------           -------           -------

Total costs and expenses                          3,622             2,106             3,663             1,450
                                                -------           -------           -------           -------

Income from operations                              791               454               (22)              691

Other income/(expense):
   Interest and dividend income                       2                58                59               241
   Interest expense                                (149)             (113)             (160)             --
   Gain/(loss) from property sales                  (31)              862               873                (6)
   Partnership income/(loss)                          8                 3                 5               103
   Impairment of partnership investments           (733)             --                --                --
   Other                                           --                --                --                 234
                                                -------           -------           -------           -------

Other income/(expense)                             (903)              810               777               572
                                                -------           -------           -------           -------

Income/(loss) before income taxes and
     cumulative effect of change in
     accounting principle                          (112)            1,264               755             1,263
Provision for income taxes                         --                (442)             (264)             (439)
                                                -------           -------           -------           -------
Income/(loss) before cumulative effect
     of change in accounting principle             (112)              822               491               824
Cumulative effect of change in accounting
     principle                                       (6)             --                --                --
                                                -------           -------           -------           -------

Net income/(loss)                               $  (118)          $   822           $   491           $   824
                                                =======           =======           =======           =======

                                                      F-4



                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (In Thousands, Except Share Data



                                                  Olympic
                                               Resources Ltd.           Whittier Energy Company
                                                ------------    ------------------------------------------
                                                Nine Months      Nine Months
                                                   Ended           Ended       Year Ended     Year Ended
                                                September 30,   September 30,  December 31,   December 31,
                                                   2003             2002           2002          2001
                                                (Unaudited)      (Unaudited)    (Audited)      (Audited)
                                                ------------    ------------   ------------   ------------
Basic earnings per share:
Income/(loss) per share before cumulative
     effect of change in accounting principle   $      (0.00)   $       0.01   $       0.01   $       0.01
Cumulative effect of change in
     accounting principle                               --              --             --             --
                                                ------------    ------------   ------------   ------------
Net income/(loss) per share                     $      (0.00)   $       0.01   $       0.01   $       0.01
                                                ============    ============   ============   ============
Weighted average number of shares
     outstanding (basic)                          94,462,539      94,462,539     94,462,539     94,462,539
                                                ============    ============   ============   ============

Dilutive earnings per share:
Income/(loss) per share before cumulative
     effect of change in accounting principle   $      (0.00)   $       0.01   $       0.01   $       0.01
Cumulative effect of change in
     accounting principle                               --              --             --             --
                                                ------------    ------------   ------------   ------------
Net income/(loss) per share                     $      (0.00)   $       0.01   $       0.01   $       0.01
                                                ============    ============   ============   ============
Weighted average number of shares
     outstanding (dilutive)                      102,337,539     102,337,539    102,337,539    102,337,539
                                                ============    ============   ============   ============


Basic shares outstanding                          94,462,539      94,462,539     94,462,539     94,462,539
Dilutive securities outstanding:
     Series A convertible preferred stock          6,000,000       6,000,000      6,000,000      6,000,000
     Stock options                                 1,875,000       1,875,000      1,875,000      1,875,000
                                                ------------    ------------   ------------   ------------
Diluted shares outstanding, assuming
     conversion of dilutive securities           102,337,539     102,337,539    102,337,539    102,337,539
                                                ============    ============   ============   ============

         See accompanying notes.

                                                   F-5



                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                                       (In Thousands)



                                                            Olympic
                                                         Resources Ltd.               Whittier Energy Company
                                                         -------------     ------------------------------------------------
                                                          Nine Months       Nine Months
                                                             Ended             Ended          Year Ended        Year Ended
                                                         September 30,     September 30,      December 31,      December 31,
                                                             2003              2002              2002               2001
                                                          (Unaudited)       (Unaudited)        (Audited)         (Audited)
                                                         -------------     -------------     -------------     -------------
Cash flows from operating activities
Net income/(loss)                                          $  (118)           $   822           $   491           $   824
Adjustments to reconcile net income/(loss) to
   net cash used in operating activities:
     Depreciation, depletion, and amortization                 865                502               828               327
     Deferred income taxes                                    --                  490               567               409
     (Gain)/loss on the sale of oil and gas properties          31               (862)             (873)                6
     Impairment of oil and gas properties                     --                 --                 247               112
     Partnership (income)                                       (8)                (3)               (5)             (103)
     Impairment of partnership investments                     733               --                --                --
     Cumulative effect of change in accounting principal         6               --                --                --
     (Increase)/decrease in restricted cash                     25               --                 (25)             --
     (Increase)/decrease in accounts receivable               (543)              (267)             (385)               92
     (Increase)/decrease in prepaids and other
              receivables                                      (88)                30             (176)              (70)
     Increase/(decrease) in accounts payable                   916                 96               244                14
     Increase/(decrease) in taxes payable                     --                  (11)                5               (34)
     Increase/(decrease) in other current liabilities           96               --                --                --
     Net current liabilities acquired in acquisition
              of Olympic Resources Ltd.                       (245)              --                --                --
                                                           -------            -------           -------           -------
Net cash provided/(used) in operating activities             1,670                797               918             1,577
                                                           -------            -------           -------           -------

Cash flows from investing activities
Investment in oil and gas properties                        (1,433)            (6,496)           (6,673)           (1,424)
Proceeds from sale of oil and gas properties                    36              1,545             1,511                73
Investments in partnerships                                   (104)              (286)             (286)             (390)
Distributions from partnerships                                160                137               140               319
Repayment on note receivable                                  --                1,160             1,160              (160)
Investment in marketable securities                           --                 (902)             (902)               (9)
Proceeds from the sale of marketable securities                 20               --                --                --
                                                           -------            -------           -------           -------
Net cash used in investing activities                       (1,321)            (4,842)           (5,050)           (1,591)
                                                           -------            -------           -------           -------
Cash flows from financing activities
Dividends paid to shareholders                                --                 --                --                (500)
Cash acquired in merger with Olympic                           765               --                --                --
Loan payments                                                  (70)            (2,628)           (2,768)              (96)
Proceeds from loans                                            560              6,318             6,318              --
                                                           -------            -------           -------           -------
Net cash provided by financing activities                    1,255              3,690             3,550              (596)
                                                           -------            -------           -------           -------

                                                             F-6



                                          CONSOLIDATED STATEMENT OF CASH FLOWS
                                                     (In Thousands)



                                                        Olympic       Whittier Energy
                                                     Resources Ltd.       Company
                                                     -------------     -------------
                                                      Nine Months      Nine Months
                                                         Ended             Ended          Year Ended        Year Ended
                                                     September 30,     September 30,      December 31,      December 31,
                                                         2003              2002              2002              2001
                                                      (Unaudited)       (Unaudited)        (Audited)         (Audited)
                                                     -------------     -------------     -------------     -------------

Net increase (decrease) in cash and cash equivalents     1,604              (355)            (582)             (610)
                                                         =====             =====            =====             =====

Cash and cash equivalents at beginning of period           302               884              884             1,494
                                                         =====             =====            =====             =====

Cash and cash equivalents at end of period               1,906               529              302               884
                                                         =====             =====            =====             =====

Supplemental cash flow disclosure
       Interest paid                                       149               113              160              --
                                                         =====             =====            =====             =====
       Income taxes paid                                  --                --               --                 163
                                                         =====             =====            =====             =====

Supplemental schedule of non-cash
   investing and financing activities
       Marketable securities received as repayment of
          note receivable                                 --                 902              902              --
                                                         =====             =====            =====             =====
       Book value of oil and gas properties exchanged     --                 334              334              --
                                                         =====             =====            =====             =====
       Unrealized (gain)/loss on marketable securities    (168)              257              428               760
                                                         =====             =====            =====             =====
       Unrealized (gain)/loss on hedge contracts           (12)              121              282              --
                                                         =====             =====            =====             =====

         See accompanying notes



                                                           F-7



                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             For the Years Ended December 31, 2002 and December 31,
                                 2001 (Audited)
          And for the Nine Months Ended September 30, 2003 (Unaudited)
                                 (In Thousands)



                                                Common Stock
                                        -------------------------    Series A
                                          Shares                     Preferred     Paid in
                                        Outstanding     Amount         Stock       Capital
                                        -----------   -----------   -----------   -----------

Balance at December 31, 2000             94,462,539          --            --     $     1,422
Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --            --            --            --
Dividends paid                                 --            --            --            --
Net income                                     --            --            --            --
                                        -----------   -----------   -----------   -----------
Balance at December 31, 2001             94,462,539          --            --           1,422

Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --            --            --            --
Unrealized gain (loss) on fair value
     of hedging contracts, net of
     deferred taxes                            --            --            --            --
Net income                                     --            --            --            --
                                        -----------   -----------   -----------   -----------
Balance at December 31, 2002             94,462,539          --            --           1,422

Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --            --            --            --
Unrealized gain (loss) on fair value
     of hedging contracts, net of
     deferred taxes                            --            --            --            --
Paid-in-capital from the
      acquisition of Olympic
      Resources Ltd.                           --            --            --           1,321
Issuance of Series A Preferred
     Stock                                     --            --              83          --
Net income                                     --            --            --            --
                                        -----------   -----------   -----------   -----------
Balance at September 30, 2003            94,462,539          --              83         2,743
                                        ===========   ===========   ===========   ===========




                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             For the Years Ended December 31, 2002 and December 31,
                                 2001 (Audited)
          And for the Nine Months Ended September 30, 2003 (Unaudited)
                                 (In Thousands)
                                   (Continued)


                                                      Accumulated
                                                         Other
                                         Retained     Comprehensive
                                         Earnings     Income (Loss)      Total
                                        -----------    -----------    -----------
Balance at December 31, 2000            $     4,212            590    $     6,224
Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --             (760)          (760)
Dividends paid                                 (500)          --             (500)
Net income                                      824           --              824
                                        -----------    -----------    -----------
Balance at December 31, 2001                  4,536           (170)         5,788

Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --             (428)          (428)
Unrealized gain (loss) on fair value
     of hedging contracts, net of
     deferred taxes                            --             (282)          (282)

Net income                                      491           --              491
                                        -----------    -----------    -----------
Balance at December 31, 2002                  5,027           (880)         5,569

Unrealized holding gain (loss)
     on available for sale marketable
     securities, net of deferred
     taxes                                     --              168            168
Unrealized gain (loss) on fair value
     of hedging contracts, net of
     deferred taxes                            --               12             12
Paid-in-capital from the
      acquisition of Olympic
      Resources Ltd.                           --             --            1,321
Issuance of Series A Preferred
     Stock                                     --             --               83
Net income                                     (118)          --             (118)
                                        -----------    -----------    -----------
Balance at September 30, 2003                 4,909           (700)         7,035
                                        ===========    ===========    ===========



All outstanding share amounts reflect Olympic Resources Ltd.'s common stock outstanding as of September 10, 2003, the date of the merger by and between a subsidiary of Olympic Resources Ltd. and Whittier Energy Company.

See accompanying notes

                                   F-8(Con't)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Olympic Resources Ltd ("Olympic"), a Wyoming corporation, is an independent oil and gas exploration and production company engaged in the acquisition, exploration and development of oil and gas properties in the continental United States. On September 10, 2003, Olympic's wholly-owned subsidiary, WEC Acquisition, Inc. ("WEC"), a Wyoming corporation, merged into Whittier Energy Company ("Whittier"), effecting a change in control of Olympic.

As a result of the merger, WEC merged with and into Whittier with Whittier surviving the merger to become the wholly-owned subsidiary of Olympic. In exchange for their Whittier common stock, the Whittier shareholders received shares of Olympic's voting common stock, no par value, and Series A Convertible Preferred Stock ("Series A Preferred Stock"). After giving effect to the conversion of the Series A Preferred Stock, Whittier's former shareholders now own approximately 85% of Olympic's outstanding voting common stock.

Upon consummation of the merger, each of Whittier's 100,000 outstanding common shares was exchanged for 793.93142 shares of Olympic's common stock and one share of Series A Preferred Stock. Each share of Series A Preferred Stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion of all of the outstanding Series A Preferred Stock. Any fractional shares received by Whittier stockholders were rounded up to the nearest whole share of Olympic's common stock.

Although Olympic is the legal acquirer of Whittier and continues as a publicly traded entity, Whittier is the acquirer for accounting purposes. As a result, Olympic has conformed to Whittier's accounting methods on a prospective basis, including the use of a calendar year-end and reporting its oil and gas activities using the successful efforts method of accounting. Additionally, for SEC reporting purposes on a prospective basis, Olympic will present Whittier's historical financial statements up to the effective date of the merger and combined financial results thereafter. Accordingly, Olympic is presenting herein historical financial statements for Whittier for the calendar years ended December 31, 2002 and December 31, 2001, respectively, and the nine months ended September 30, 2002. Interim financial results as of September 30, 2003, however, include Whittier's financial results for the nine months ended September 30, 2003, combined with Olympic's separate company financial results subsequent to its merger with Whittier through September 30, 2003. Any reference to the "Company" refers to Whittier and its subsidiaries prior to the date of the merger with Olympic, as well as to Olympic and its subsidiaries, including Whittier, following the date of the merger.

The information furnished herein for the interim periods ended September 30, 2003 and September 30, 2002, respectively, was taken from the books and records of the Company without audit. However, such information reflects all adjustments, which are, in the opinion of management, normal recurring adjustments necessary for the fair statement of the results for the interim period presented. The results of operations for the interim period are not necessarily indicative of the results to be expected for any future interim period or for the year.

This summary of significant accounting policies of the Company are presented to assist in understanding its financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Nature of Operations and Organization
-------------------------------------

Whittier was incorporated in 1991 under the laws of the State of Nevada by combining several partnerships, companies, and investments, all of which were in the domestic oil and gas exploration and production business. The Company's assets consist primarily of operated and non-operated working interests, royalty interests, partnership interests, and mineral acreage in eight states. In March 2002, Whittier formed Whittier Operating, Inc. ("WOI"), a wholly owned subsidiary incorporated in Texas, to manage the Company's operated oil and gas properties, including two oil and gas properties acquired by the Company during 2002 and two additional operated properties acquired in the first quarter and fourth quarter of 2003, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation and Combination
-------------------------------------------

The consolidated financial statements for the years ended December 31, 2002 and December 31, 2001, as well as the interim period ended September 30, 2002, include the accounts of Whittier and its wholly owned subsidiary, WOI. The consolidated financial statements for the interim period ended September 30, 2003 include the financial results of Olympic and its wholly owned subsidiary, Olympic Resources (Arizona) Ltd. ("Olympic Arizona"), from the effective date of the merger through September 30, 2003, as well as the accounts of Whittier and its wholly owned subsidiary, WOI, for the nine months ended September 30, 2003. All material intercompany transactions have been eliminated.

The Company accounts for its investments in oil and gas partnerships and joint ventures using the proportionate consolidation method, whereby our proportionate share of each entity's assets, liabilities, revenues, and expenses are included in the appropriate classification in the consolidated financial statements. Investment interests in partnerships less than 20%, where the Company has limited liability and no significant influence over the investee, are accounted for using the cost method, whereby the investment is recorded at the lower of cost or fair market value and cash distributions are treated as return of capital and are only recognized in income when cumulative distributions exceed the Company's cost basis in the investment.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the estimate of the Company's oil and gas reserves prepared by an independent engineering consultant. Such estimates are subject to various uncertainties inherent in the estimation of quantities of proved reserves. Estimated reserves are used in the calculation of depletion, depreciation and amortization as well as the Company's assessment of proved oil and gas properties for impairment.

Cash and Cash Equivalents
-------------------------

Cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with original maturities of three months or less.

Restricted Cash and Cash Equivalents
------------------------------------

The Company classified amounts as restricted cash as of December 31, 2002 to provide a bond to the State of Louisiana for oil and gas properties held by the Company within Louisiana. The bond was later collateralized using the Company's excess borrowing base under its existing credit agreement, and the cash bond was refunded to the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Marketable Securities
---------------------

The Company classifies its investments in marketable securities as available for sale. Such investments are carried in the financial statements at fair value. Realized gains and losses, determined using the first-in, first-out (FIFO) method, are included in earnings, and unrealized holding gains and losses are excluded from net income and reported in other comprehensive income (loss). The Company periodically reviews its investments in marketable securities to determine if a permanent impairment exists, recognizing any resulting permanent impairment in earnings in the period such a determination is made.

Oil and Gas Property and Equipment (Successful Efforts)
-------------------------------------------------------

Oil and gas properties are accounted for using the successful efforts method. Under this method, exploration costs (drilling costs of unsuccessful exploration wells, geological and geophysical costs, and non-producing leasehold amortization and delay rentals) are charged to expense when incurred. Costs to develop producing properties, including drilling costs and applicable leasehold acquisition costs, are capitalized. Costs to drill exploratory wells that result in additions to reserves are also capitalized.

Depreciation, depletion and amortization of producing properties, including depreciation of well and support equipment and amortization of related lease costs, are determined by using a unit-of-production method based upon estimated proved reserves. Acquisition costs of unproved properties are carried at cost until exploration activities commence.

The Financial Accounting Standards Board ("FASB"), in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable." The provisions of SFAS 144 are applicable to proved properties and costs of wells and related equipment. Periodically, if there is a large decrease in oil and gas reserves or production on a property, or if a dry hole is drilled on or near one of its properties, the Company will review the properties for impairment. SFAS 144 also established guidelines for determining recoverability based on future net cash flows from the use of the asset and for the measurement of the impairment loss. Impairment loss under SFAS No. 144 is calculated as the difference between the carrying amount of the asset and its fair value. If the carrying amount exceeds the discounted future net revenues, an impairment is recognized equal to the difference between the carrying value and the discounted estimated future net revenues of that property, which closely reflects fair market value. Any impairment loss is recorded in the current period in which the recognition criteria are first applied and met.

Under the successful efforts method of accounting for oil and gas properties, the Company periodically assesses its proved properties for impairments by comparing the aggregate net book value of its proved properties with their aggregate future net cash flows. The Company performs a periodic review for impairment of proved properties on a field by field basis. Unamortized capital costs are measured on a field basis and are reduced to fair value if it is determined that the sum of expected future net cash flows is less than the net book value. The Company determines if an impairment has occurred through either adverse changes or as a result of its periodic review for impairment. Impairment is measured on discounted cash flows utilizing a discount rate appropriate for risks associated with the related properties or based on fair market values. Impairment losses of $247,205 and $111,721 were recorded in 2002 and 2001, respectively.

Equipment and Fixtures
----------------------

Equipment and fixtures are stated at cost and depreciated over the estimated useful lives of the assets, which range from five to seven years, using the straight-line method. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gains or losses are included in income.

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Gains or losses on the dispositions of property and equipment, other than oil and gas, are reflected in the Company's results from operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Income Taxes
---------------------

Under SFAS No. 109, "Accounting for Income Taxes," deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities, given the provision of the applicable tax laws in effect at that time.

Revenue Recognition
-------------------

Crude oil and natural gas revenues are recognized after production takes place, when the sale is completed and the risk of loss transfers to a third party purchaser.

Management of Commodity Price Risk
----------------------------------

The Company from time to time enters into commodity price hedging contracts with respect to its oil and gas production to achieve a more predictable cash flow, as well as reduce its exposure to price volatility. The Company accounts for its hedging contracts in accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133").

SFAS 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value regardless of the purpose or intent for holding the instrument. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. Based on the nature of the Company's derivative instruments currently outstanding and the historical volatility of oil and gas commodity prices, the Company expects that SFAS 133 could increase volatility in the Company's earnings and other comprehensive income for future periods. SFAS 133 provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedge be reported as a component of other comprehensive income, net of deferred taxes, to be reclassified into earnings in the period during which the hedged transaction affects earnings.

The Company accounts for its derivatives as cash flow hedging instruments, and recognizes gains or losses on settlement of its hedging instruments in oil and gas revenues, and changes in their fair value as a component of other comprehensive income, net of deferred taxes. The Company recognized pre-tax losses in oil and gas revenues of $524,296, $36,100, and $88,741, for the periods ended September 30, 2003, September 30, 2002, and December 31, 2002, respectively, due to realized settlements of its price hedge contracts during the respective periods. The Company recorded unrealized losses of $269,571, net of deferred taxes of $145,153, and $282,190, net of deferred taxes of $151,948, for the periods ended September 30, 2003 and December 31, 2002, respectively. The Company held no derivatives instruments as of December 31, 2001.

Earnings (Loss) per Common Share
--------------------------------

Basic earnings/(loss) per common share is calculated by dividing net income or loss by the aggregate number of shares outstanding during the period. Diluted earnings/(loss) per share considers the dilutive effect of the average number of common stock equivalents, consisting of the Company's Series A Preferred Stock and common stock options and warrants, that were outstanding during the period. Given the recent merger with Olympic, all share amounts for the periods ended September 30, 2003, September 30, 2002, December 31, 2002, and December 31, 2001, respectively, have been presented using Olympic's current shares of common stock and dilutive common stock equivalents outstanding as of September 30, 2003, which were unchanged from September 10, 2003, the effective date of the merger of WEC and Whittier.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

New Accounting Standards
------------------------

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The Statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred. When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset. Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 for the calendar year beginning January 1, 2003. As a result of the adoption, the Company recorded an asset retirement obligation of approximately $35,546, an increase to oil and gas properties of $32,156 and a non-cash charge of $6,361, which has been recorded as a Cumulative Effect of Change in Accounting Principle. During the nine months ended September 30, 2003, the Company accrued an additional abandonment obligation of $22,094, consisting of an $18,582 increase to oil and gas properties and $3,512 in accretion expense. The pro-forma effect of the Company's adoption of SFAS 143 as of December 31, 2001 was insignificant to the Company's financial results and has not been presented.


In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and amends APB No. 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This Statement requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less costs to sell. SFAS No. 144 retains the fundamental provisions of SFAS 121 for
(a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. This Statement also retains APB No. 30's requirement that companies report discontinued operations separately from continuing operations. All provisions of this Statement became effective in the first quarter of 2002 and its implementation has not had a material impact on the Company's financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - MARKETABLE SECURITIES

The Company's investments in marketable securities are classified as "available-for-sale" in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result, these investments are carried at fair market value. Unrealized gains and losses are excluded from net income and reported in a separate component of stockholder's equity as cumulative other comprehensive income (loss).


The carrying amount and estimated market value of the investments as of September 30, 2003, December 31, 2002 and December 31, 2001 are as follows:

                                                   As of September 30, 2003
                                               --------------------------------
                                                    Cost            Fair Value
                                               -------------      -------------

Chaparral Resources, Inc.,
   543,850 Shares                              $   1,189,326      $     734,198

PYR Energy, Inc., 173,625 Shares                     327,723             97,230

Paccom Ventures, Inc., 127,500 Shares                 51,350             57,516

                                               -------------      -------------
    Total                                      $   1,568,399      $     888,944
                                               =============      =============

                                                   As of December 31, 2002
                                               --------------------------------
                                                    Cost            Fair Value
                                               -------------      -------------

Chaparral Resources, Inc.,
   543,850 Shares                              $   1,189,326      $     543,850

PYR Energy, Inc.173,625 Shares                       327,723             53,823
                                               -------------      -------------
    Total                                      $   1,517,049      $     597,673
                                               =============      =============


                                                   As of December 31, 2001
                                               --------------------------------
                                                    Cost            Fair Value
                                               -------------      -------------

Chaparral Resources, Inc.,
  6,653 Shares                                 $     286,889      $      10,046

PYR Energy, Inc. 173,625 Shares                      327,723            343,778
                                               -------------      -------------

    Total                                      $     614,612      $     353,824
                                               =============      =============


As of September 30, 2003, the Company held 543,850 shares of Chaparral Resources, Inc. ("Chaparral"), with a fair value of $734,198, 173,625 shares of PYR Energy, Inc. ("PYR"), with a fair market value of $97,230, and 127,500 shares of Paccom Ventures, Inc., with a fair market value of $57,516. The Company recorded an unrealized loss as a component of other comprehensive income
(loss) of $429,639, net of deferred tax of $239,968, as of September 30, 2003. The Company recorded unrealized losses of $597,594, net of deferred taxes of $321,782, and $169,512, net of deferred taxes of $91,276, for the periods ended December 31, 2002 and December 31, 2001, respectively, in other comprehensive income (loss).

The Company's President and Chief Executive Officer, Mr. Bryce Rhodes, currently serves as an independent director on PYR's board of directors. Additionally, the Company is considered an indirect affiliate of Chaparral through stock held by Whittier Ventures, LLC, an affiliate of the Company. Several members of the Company's board of directors previously served as directors of Chaparral, and one director and one officer of the Company also previously held executive officer positions with the company.



                                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - INVESTMENTS IN PARTNERSHIPS

The book value of the Company's partnership investments as of September 30, 2003, December 31, 2002 and December 31, 2001 are as follows:

                                                                           September 30,     December 31,      December 31,
                                                                             2003              2002              2001
                                                                           ------------------------------------------------
KAB Acquisition L.P. - II, 8.0% Limited Partnership Interest                 $     -           $     -           $     -
KAB Acquisition L.P. - III, 6.4286% Limited Partnership Interest                  6,123            23,448            45,152
KAB Acquisition L.L.L.P. - IV, 7.2% Limited Partnership Interest                      -            33,376            65,646
KAB Acquisition L.L.L.P. - V, 7.5% Limited Partnership Interest                  49,576            79,502           112,843
KAB Acquisition L.L.L.P. - VI, 2.1825% Limited Partnership Interest              98,539            72,831                 -
Odin Spirit Partnership, Ltd., 3.7406% Class B Limited                                -           504,108           298,130
Odin Neptune Partnership 1997, Ltd., 1.3107% Class B Limited                          -           234,813           229,570
Avalanche Royalty Partners LLC, 8.925% Membership Interest                       33,650            87,330           140,765
Rincon Energy Partners, LLC, 10% Membership Interest                             66,000                 -                 -
                                                                           ------------------------------------------------

      Total Book Value of Partnership Investments                            $  253,888        $1,035,408        $  892,106
                                                                           ================================================

The Company records its book value in partnership investments at the lower of cost or fair market value, less cumulative cash distributions from each investment. Cash distributions in excess of basis are recorded as partnership income and any impairment of partnership investment are recorded as an impairment of partnership investments. The Company periodically reviews its partnership investments for impairment by comparing each investment's book value against its fair value. Any resulting impairment is recorded in earnings in the period the determination that an impairment exists is made by the Company.

The Company recognized partnership income of $7,925 for the nine months ended
September 30, 2003, compared to partnership income of $2,624 for the nine months ended September 30, 2002. The Company also recognized a loss from partnership investments of $733,247 for the period ended September 30, 2003, due to the total impairment of the Company's investments in the Odin Spirit and the Odin
Neptune drilling partnerships. The general partner of the Odin Neptune partnership disposed of its principal asset, a semi-submersible rig, for nominal value in July 2003 and the partnership was fully liquidated. The Odin Spirit partnership's principal assets, two jack-up drilling rigs, were disposed of to satisfy its third party creditor, which had foreclosed on the rigs in May 2003.
Consequently, the Company fully impaired both investments as of the quarter ended June 30, 2003.

The Company recognized partnership income of $4,939 and $103,181 as of December
31, 2002 and 2001, respectively.


The original cost basis and cumulative distributions for the Company's remaining partnership investments as of September 30, 2003, are as follows:


                                                                          Investment       Cumulative      September 30, 2003
                                                                          Cost Basis      Distributions      Net Book Value
                                                                        --------------------------------------------------------


KAB Acquisition L.P. - II, 8.0% Limited Partnership Interest                 $  150,000      $ (198,781)              $    --
KAB Acquisition L.P. - III, 6.4286% Limited Partnership Interest                150,000        (143,877)                  6,123
KAB Acquisition L.L.L.P. - IV, 7.2% Limited Partnership Interest                150,000        (154,349)                   --
KAB Acquisition L.L.L.P. - V, 7.5% Limited Partnership Interest                 150,000        (100,424)                  49,576
KAB Acquisition L.L.L.P. - VI, 2.1825% Limited Partnership Interest             112,500         (13,961)                  98,539
Avalanche Royalty Partners LLC, 8.925% Membership Interest                      341,000        (307,350)                  33,650
Rincon Energy Partners, LLC, 10% Membership Interest                             66,000                -                  66,000
                                                                        --------------------------------------------------------

     Total                                                                  $ 1,119,500      $ (918,742)              $  253,888
                                                                        ========================================================


                                                               F-15



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - NOTES RECEIVABLE


On May 16, 2002, Capco Asset Management, Inc. ("Capco") paid $257,563 in principal and $129,559 in accrued interest for the partial repayment of its outstanding note receivable balance of $1,160,000 owed to the Company. The remaining receivable balance of $902,437 was paid off on June 3, 2002 when Capco transferred 537,197 shares of Chaparral Resources, Inc. common stock to the Company. The balance at December 31, 2002 and 2001 on the Note Receivable was $0 and $1,160,000, respectively. As discussed in Note 2, certain directors and officers of the Company previously served as officers and/or directors of Chaparral.


NOTE 5 - OIL AND GAS PROPERTIES, EQUIPMENT AND FIXTURES

Oil and gas properties, equipment and fixtures consist of the following as of September 30, 2003, December 31, 2002 and December 31, 2001, respectively:


                                                                 As of           As of           As of
                                                              Sepember 30,    December 31,     December 31,
                                                                  2003            2002            2001
                                                               (Unaudited)     (Audited)        (Audited)
                                                              ------------    ------------    ------------
Oil and Gas
------------
  Producing properties, including intangible drilling costs   $ 10,073,236    $  7,873,576    $  3,408,941
  Tangible drilling costs and lease and well equipment           2,543,780       2,453,197       1,640,101
  Asset retirement obligation                                       50,738            --              --
                                                              ------------    ------------    ------------

  Total oil and gas assets                                      12,667,754      10,326,773       5,049,042

  Accumulated depreciation, depletion and amortization          (3,444,583)     (2,512,827)     (2,144,782)
  Impairment of oil and gas properties                                --           (91,773)       (102,927)
                                                              ------------    ------------    ------------

 Net oil and gas properties                                      9,223,171       7,722,173       2,801,333
                                                              ------------    ------------    ------------

Corporate and Other
-------------------

  Furniture and equipment                                           19,011           9,768           9,768
  Accumulated depreciation                                          (9,007)         (8,419)         (7,212)
                                                              ------------    ------------    ------------

 Total corporate assets                                             10,004           1,349           2,556
                                                              ------------    ------------    ------------

 Net oil and gas properties, furniture and equipment          $  9,233,175    $  7,723,522    $  2,803,889
                                                              ============    ============    ============



The Company recognized $864,752 in depletion, depreciation and amortization expense for the nine months ended September 30, 2003, compared to $501,654 for the nine months ended September 30, 2002. Depreciation, depletion and amortization expense was $828,159 and $327,139 for the years ended December 31, 2002 and 2001, respectively.

                                      F-16



                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - INCOME TAXES


                                                      As of             As of             As of            As of
                                                  September 30,      September 30,     December 31,     December 31,
The Provision for Income Taxes (Benefits)              2003              2002              2002             2001
   Consists of the Following:                      (Unaudited)        (Unaudited)       (Audited)        (Audited)
                                                   -----------        -----------      -----------      -----------
Current Income Taxes                                      --              187,854             --            104,200
Deferred Income Taxes                                     --              254,595          264,268          334,990
                                                   -----------        -----------      -----------      -----------
Total Income Tax Provision                         $      --          $   442,449      $   264,268      $   439,190
                                                   ===========        ===========      ===========      ===========

 The Company's Deferred Tax Assets and
     Liabilities Consists of the Following:

Deferred Tax Assets
  Overpayment of Income Taxes                      $   230,492        $    40,562      $   245,592      $    69,888
  Unrealized Losses on Marketable Securities           239,968            229,923          321,781           91,276
  Unrealized Losses on Price Hedging
      Contracts                                        145,153             65,140          151,948             --
  Temporary difference in Book/Tax Basis of
      Partnership Investments                          199,257            169,315          105,317          123,256
  Tax Carry Forwards - Percentage Depletion
      to the Extent of Basis                            82,585               --             82,585             --
                                                   -----------        -----------      -----------      -----------
                                                       897,455            504,940          907,223          284,420
                                                   -----------        -----------      -----------      -----------

Deferred Tax Liabilities
  Income Taxes Payable                                 (15,638)              --            (16,056)         (11,288)
Noncurrent Liabilities:
  Temporary Difference of Book/Tax Basis of
     Acquired Gas Properties - Olympic Resources      (130,984)              --               --               --
  Deferred Income Tax Liability - Intangible
     Drilling Costs and Accumulated Depletion       (1,356,703)        (1,211,874)      (1,259,707)        (675,601)
                                                   -----------        -----------      -----------      -----------
                                                    (1,503,325)        (1,211,874)      (1,275,763)        (686,889)
                                                   -----------        -----------      -----------      -----------
Net Deferred Tax Assets (Liabilities)              $  (605,870)       $  (706,934)     $  (368,540)     $  (402,469)
                                                   ===========        ===========      ===========      ===========


                                                        F-17



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - INCOME TAXES (continued)

No valuation allowance has been provided for deferred tax assets as all amounts are expected to be realized.

Deferred taxes have been provided for on the differences between the book basis of oil and gas properties and the tax basis. Primarily, this difference is caused by the current deductibility of intangible drilling costs for income tax purposes.

The Company also provided for deferred taxes on the unrealized gains and losses on marketable securities, unrealized gains and losses on its commodity pricing hedge instruments, and on the temporary differences between the book and tax basis of the Company's investment in partnerships accounting for using the cost method for financial statement purposes.


                                                   As of             As of             As of           As of
                                               September 30,     September 30,     December 31,     December 31,
                                                   2003              2002             2002             2001
                                                (Unaudited)       (Unaudited)      (Audited)         (Audited)
                                                 ---------         ---------       ---------         ---------
Tax Computed at 35%                              $    --           $ 442,449       $ 264,268         $ 442,234

Increases (Decreases) in Taxes Resulting From:
  Other Differences                                   --                --              --              (3,044)
                                                 ---------         ---------        ---------        ---------
                                                 $    --           $ 442,449        $ 264,268          439,190
                                                 =========         =========        =========        =========

Effective Tax Rate                                    0.00%            35.00%           35.00%           34.76%
                                                 =========         =========        =========        =========

NOTE 7 - NOTES PAYABLE

On July 17, 2002, the Company signed a revolving credit agreement with a financial institution to borrow up to $15,000,000, based upon the amount of proved reserves attributable to the Company's oil and gas properties. Interest expense is payable monthly at an interest rate of the greater of 4% or 3/4% over prime, as published by the Wall Street Journal. The credit line is reviewed every six months by the bank to determine if the Company is required to begin making monthly principal payments. The credit agreement expires on July 17, 2004, but is expected to be extended in the first quarter of 2004.

The Company had net borrowings under the credit agreement of $4,040,000 and $3,550,000 as of September 30, 2003 and December 31, 2002, respectively. The
Company utilized the proceeds to acquire producing oil and gas properties and to refinance a $2,500,000 loan, which was borrowed in March 2002 in order to partially finance a producing property acquisition at that time.

                                      F-18

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The credit agreement is collateralized by all of the Company's assets and the Company is subject to various covenants, representations and warranties as established by the credit agreement. The primary covenants agreed to by the Company include the following:

     - The Company will maintain a total Tangible Net Worth of not less than $4,900,000, plus (a) fifty percent (50%) of net income (excluding losses), and (b) one hundred (100%) of any increases in shareholders' equity resulting from the sale or issuance of equity interests commencing with the quarter ending September 30, 2002.

     - The Company will maintain a ratio of quarterly EBITDAX (net income before interest expenses, taxes, depreciation, depletion, amortization, exploration costs, and other non-cash expenses less non-cash income and capitalized expenses) to quarterly interest expense of not less than 3.00, commencing with the quarter ending September 30, 2002.

     - The Company will maintain a current ratio of Current Assets to Current Liabilities of at least one to one, determined quarterly, commencing with the quarter ending June 30, 2002.

The Company was not in violation of any of these covenants as of September 30, 2003 or December 31, 2002.

As of September 30, 2003, the Company has classified $750,000 of the outstanding principal under the credit agreement as a current liability, based on the Company's latest borrowing base review by the bank. As the Company expects the credit agreement will be extended beyond July 17, 2004, the remaining principal outstanding under the credit facility has been classified as long-term.

Anticipated future maturities of the credit line, based on principal outstanding as of September 30, 2003, are as follows:

                 Year                                     Amount
                 ----                                  -----------
                 2003                                  $    75,000
                 2004                                      900,000
                 2005                                      900,000
                 2006                                      900,000
              Thereafter                                 1,265,000
                                                       -----------
                 Total                                 $ 4,040,000
                                                       ===========

In November 2003, the Company borrowed an additional $600,000 under the credit agreement, which was utilized to partially finance the Company's $1,200,000 acquisition of the Bonnie View Field, a producing oil and gas property located in Refugio County, Texas.

During March 2002, the Company borrowed $2,500,000 from a third party to finance the purchase of a producing oil and gas property. The loan was refinanced in July 2002, through principal borrowed under the Company's revolving credit facility described above.

NOTE 8 - COMMON STOCK

Whittier had 100,000 shares of voting common stock authorized and outstanding as of September 30, 2003 and for the years ended December 31, 2002 and 2001, respectively. Whittier has never issued, and has no outstanding, stock options, warrants or other common stock equivalents. As discussed in Note 1, the Company's common stock and common stock equivalents outstanding as of September 30, 2003, reflect the outstanding equity of Olympic, as the publicly traded parent of Whittier after the merger. All earnings per share data has been presented for current and prior periods in these financial statements using Olympic's common stock and common stock equivalents outstanding as of September 30, 2003.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 10, 2003, WEC, a wholly-owned subsidiary of Olympic, merged with Whittier pursuant to the Agreement and Plan of Merger, dated July 8, 2003 and as subsequently amended on August 29 and September 9, 2003, by and between WEC and Whittier. As a result of the merger, WEC merged with and into Whittier with Whittier surviving the merger to become the wholly-owned subsidiary of Olympic. In exchange for their Whittier common stock, the Whittier shareholders received shares of Olympic's voting common stock, no par value, and Series A Convertible Preferred Stock. After giving effect to the conversion of the Series A Preferred Stock, Whittier's former shareholders now own approximately 85% of Olympic's outstanding voting common stock.

Upon consummation of the merger, each of Whittier's 100,000 outstanding common shares was exchanged for 793.93142 shares of Olympic's common stock and one share of Series A Preferred Stock. Each share of Series A Preferred Stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion of all of the outstanding Series A Preferred Stock. Any fractional shares received by Whittier stockholders were rounded up to the nearest whole share of Olympic's common stock. Olympic also granted limited piggyback registration rights to all of the former Whittier shareholders and certain of Olympic's option and warrant holders pursuant to a registration rights agreement entered into as a condition to the merger.

As a condition to the merger, Olympic terminated its existing employment agreement with Mr. Pollock, the former President and CEO, and a current director, of Olympic, and entered into a new consulting agreement with him for an initial term of six months from the closing date of the merger. The terms of the new consulting agreement provide for Mr. Pollock to receive $10,217 Canadian dollars per month during the initial term and a warrant to purchase 450,000 shares of Olympic's common stock at an exercise price of $0.20 per share (the "Warrant"). The consulting agreement also provides for Mr. Pollock to receive $5,108 Canadian dollars per month for 24 months following the initial term, as well as $90,000 in accrued compensation to be used to pay the aggregate exercise price of the Warrant on the one year anniversary date of the merger. The costs of the Warrant and the $180,000 severance portion of Mr. Pollock's consulting agreement have been recorded as part of Whittier's purchase price of Olympic. The Company estimated the fair value of the Warrant on the date of grant to be $32,445, based on the following weighted average assumptions: risk free interest rate of 1.20%, dividend yield of 0%, volatility factors of the expected market price of the Company's common stock of 1.24, and a weighted average life expectancy of the Warrant of one year.

In 2001, the Company paid a $500,000 dividend to its stockholders of record on or about August 13, 2001.

On October 16, 2003, common stock warrants to purchase 1,250,000 shares of the Company's common stock at a price of $0.40 per share, expired unexercised.

NOTE 9 - RELATED PARTY TRANSACTIONS

Up to the date of the merger with Olympic, the Company utilized an affiliated company, the Whittier Trust Company, for cash management and other related services. During 2002 and 2001, the Company paid $38,157 and $45,812 in fees for such services, respectively.

The Company's President and Chief Executive Officer, Mr. Bryce Rhodes, currently serves as an independent director on the Board of one of the Company's investments in marketable securities. See further discussion in Note 2.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - COMMODITY PRICE RISKS AND CONCENTRATIONS OF CREDIT RISK

The Company's activities include the selling of oil and gas. Such commodities are subject to significant price volatility. Consequently, the Company's revenues will fluctuate based on the current prices of oil and gas.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

The Company places its excess cash investments with high quality financial institutions. The Company's receivables relate to customers in the oil and gas industry, and as such, the Company is directly affected by the economy of the industry. The credit risk associated with the receivables is minimized by the customer base and monitoring of the customer credit worthiness. The Company has not experienced any losses from its receivables or cash investments and does not believe it has any significant concentration of credit risk.

NOTE 11 - FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

As of September 30, 2003 and December 31, 2002, the Company held various derivative instruments, including crude oil and natural gas option agreements known as "swaps" and "collars." Swaps are designed to fix the price of anticipated future crude oil production, while collars are designed to establish floor and ceiling prices on anticipated future production. The Company entered into the contracts at the time it acquired certain operated oil and gas property interests during 2002 as a means to reduce the future price volatility on its crude oil production, as well as to achieve a more predictable cash flow from its oil and gas properties. The Company has designated its price hedging instruments as cash flow hedges in accordance with SFAS 133. The Company did not own any derivative instruments as of December 31, 2001.

Further details relating to the Company's hedging activities are as follows:

Hedging Contracts Held as of September 30, 2003:

                                                                         Nymex Contract Price
       Contract Period and Type          Total Volume                Floor                 Ceiling/Swap Price
       ------------------------          ------------                -----                 ------------------

Crude Oil Contracts (barrels)
Swap Contracts:
  October 2003 - December 2003                 5,000                     N/A                      $ 23.30
  October 2003 - December 2003                 6,000                     N/A                      $ 24.70
  October 2003 - December 2003                 4,500                     N/A                      $ 25.35
  January 2004 - December 2004                15,000                     N/A                      $ 22.15

Collar Contracts:
  October 2003 - December 2003                10,000                 $ 21.35                      $ 24.60
  October 2003 - December 2003                 3,000                 $ 21.70                      $ 27.00
  January 2003 - September 2004                9,000                 $ 24.50                      $ 29.55
  January 2004 - December 2004                35,000                 $ 18.00                      $ 22.00
  January 2004 - December 2004                24,000                 $ 24.00                      $ 29.25
  January 2005 - April 2005                   15,000                 $ 19.75                      $ 22.75

Natural Gas Contracts (mmbtu)
Collar Contracts:
  October 2003 - March 2004                   79,800                 $  4.00                      $  8.75


                                                   F-21



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES (continued)

Hedging Contracts Held as of December 31, 2002:

                                                                             Nymex Contract Price
       Contract Period and Type            Total Volume                Floor                 Ceiling/Swap Price
       ------------------------            ------------                -----                 ------------------

Crude Oil Contracts (barrels)
Swap Contracts:
  January 2003 - December 2003                20,000                          N/A                      $ 23.30
  January 2003 - December 2003                24,000                          N/A                      $ 24.70
  January 2003 - December 2003                18,000                          N/A                      $ 25.35
  January 2004 - December 2004                15,000                          N/A                      $ 22.15

Collar Contracts:
  January 2003 - December 2003                12,000                      $ 21.70                      $ 27.00
  January 2003 - March 2003                   10,000                      $ 21.35                      $ 29.00
  April 2003 - December 2003                  30,000                      $ 21.35                      $ 24.60
  January 2004 - December 2004                35,000                      $ 18.00                      $ 22.00
  January 2005 - April 2005                   15,000                      $ 19.75                      $ 22.75


NOTE 12 - RETIREMENT PLANS

Prior to the merger with Olympic, Mr. Rhodes, the Company's President and Chief
Executive Officer, participated in various retirement and savings plans of the
M. H. Whittier Corporation, an affiliate of the Company. The Company paid the applicable costs into the various plans relating to Mr. Rhodes and recorded such costs in the Company's results from operations. As less than 2% of the participants in the M.H. Whittier Corporation's plans were employed by the Company, no additional information on the various plans are presented herein.
The costs to the Company are not considered material to the Company's overall financial results.

NOTE 13 - MERGER OF WEC ACQUISITION, INC. AND WHITTIER ENERGY COMPANY

As more fully discussed in Note 1, on September 10, 2003, Olympic's wholly-owned subsidiary, WEC, a Wyoming corporation, merged with and into Whittier, effecting a change in control of Olympic.

As a result of the "reverse" merger, WEC merged with and into Whittier with Whittier surviving the merger to become the wholly-owned subsidiary of Olympic.
In exchange for their Whittier common stock, the Whittier shareholders received shares of Olympic's voting common stock, no par value, and Series A Preferred
Stock. After giving effect to the conversion of the Series A Preferred Stock, Whittier's former shareholders now own approximately 85% of Olympic's outstanding voting common stock.

Upon consummation of the merger, each of Whittier's 100,000 outstanding common shares was exchanged for 793.93142 shares of Olympic's common stock and one share of Series A Preferred Stock. Each share of Series A Preferred Stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion of all of the outstanding Series A Preferred Stock. Any fractional shares received by Whittier stockholders were rounded up to the nearest whole share of Olympic's common stock.

Whittier and Olympic are both engaged in the exploration and production of oil and gas properties in the United States. The merger was consummated because both entities believe the combined company will be better positioned to access capital markets and to acquire and develop oil and gas properties in the future, both of which are necessary for the long-term growth of the Company and enhancement of shareholder value.

                                      F-22

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - MERGER OF WEC ACQUISITION, INC. AND WHITTIER ENERGY COMPANY (cont)

Although Olympic is considered the legal acquirer in the transaction, Whittier acquired Olympic for accounting purposes and Olympic has conformed to Whittier's accounting methods, including use of a calendar year-end and the successful efforts method of accounting for its oil and gas properties. The purchase price of the transaction was determined using the net asset value method. The aggregate purchase price was $1,386,096, including cash of $765,367. Accounts payable includes a contingency for provincial Canadian royalty tax credits claimed in 1999 and 2000 by Olympic, which may be subject to reimbursement back to the provincial tax authorities. The Company does not consider that the amount to be reimbursed, if any, will be material to the Company.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

                                                     As of Sept. 10, 2003
                                                     --------------------
     Current Assets:
         Cash                                            $   765,367
         Accounts Receivable                                 220,329
         Marketable Securities                                71,720
         Oil and Gas Properties at 9/1/03,
              Net of deferred taxes                          865,526
                                                        -----------

     Total Assets Acquired                                 1,922,942
                                                         -----------
     Current Liabilities:
         Accounts Payable                                   (536,846)
                                                         -----------

     Net Assets Acquired                                 $ 1,386,096
                                                         ===========

The pro forma results of Olympic's operations for the nine months ended September 30, 2003 and September 30, 2002 are as follows:

                                                 September 30,    September 30,
                                                    2003              2002
                                                 (Unaudited)       (Unaudited)
                                                -------------     ------------

     Revenues and Other Income                  $   4,987,857     $  3,482,876
     Impairment of Partnership Investments           (733,247)            -
     Expenses                                      (4,800,827)      (2,661,184)
                                                -------------     ------------
     Income before Cumulative Effect of
        Accounting Change                            (546,217)          821,692
     Cumulative Effect of Accounting Change           (11,909)             -
                                                -------------     -------------
     Net Income/(Loss)                          $    (558,126)    $     821,692
                                                =============     =============
     Basic EPS                                  $       (0.01)    $        0.01
                                                =============     =============
     Weighted Average Shares Outstanding           94,462,539        94,462,539
                                                =============     =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - MERGER OF WEC ACQUISITION, INC. AND WHITTIER ENERGY COMPANY (cont.)


Olympic's common stock has no par value and the value of its Series A Preferred Stock was determined based on the relationship between the aggregate purchase price and the percentage those shares represent of the total number of shares of Olympic common stock.

As a condition to the merger, Olympic terminated its existing employment agreement with Mr. Pollock, the former President and CEO, and a current director, of Olympic, and entered into a new consulting agreement with him for an initial term of six months from the closing date of the merger. The terms of the new consulting agreement provide for Mr. Pollock to receive $10,217 Canadian dollars per month during the initial term and a Warrant to purchase 450,000 shares of Olympic's common stock at an exercise price of $0.20 per share. The consulting agreement also provides for Mr. Pollock to receive $5,108 Canadian dollars per month for 24 months following the initial term, as well as $90,000 in accrued compensation to be used to pay the aggregate exercise price of the Warrant on the one year anniversary date of the merger. The costs of the Warrant and the $180,000 severance portion of Mr. Pollock's consulting agreement have been recorded as part of Whittier's purchase price of Olympic. The Company estimated the fair value of the Warrant on the date grant to be $32,445, based on the following weighted average assumptions, risk free interest rate of 1.20%, dividend yield of 0%, volatility factors of the expected market price of the Company's common stock of 1.24, and a weighted average life expectancy of the Warrant of one year.

Under the terms of the merger agreement, Mr. Pollock and Patrick Forseille, the former Chief Financial Officer of the Company, were required to place their outstanding stock options and warrants in the Company they owned directly, including the Warrant described above, into an escrow account with the Company for a period of one year from the date of merger (September 10, 2004). Any proceeds from the exercise and sale of the Company's common stock underlying the escrowed options and warrants, if any, would be retained in the escrow account as well. The Company may claim the escrowed securities and/or proceeds from such securities in the event of a fraudulent misrepresentation or omission relating to the merger with Whittier.

NOTE 14 - SUBSEQUENT EVENTS

On November 5, 2003 the Company completed the acquisition of a 62% working interest in the Bonnie View Field, a producing oil and gas field in Refugio County, Texas, for a total purchase price of $1,200,000. The acquisition was financed through $600,000 in working capital and $600,000 in principal borrowings under the Company's revolving credit agreement.

The Company intends to have a special meeting of its stockholders on December 16, 2003, in order to approve the reincorporation of the Company from Wyoming to Nevada, change the Company's name to Whittier Energy Corporation, and approve a one-for-ten reverse split of the Company's outstanding common stock. If the reverse split is approved, the Company's Series A Preferred Stock will automatically convert into 600,000 shares of the Company's common stock, as adjusted for the one-for-ten reverse split.

            SUPPLEMENTAL INFORMATION - DISCLOSURES ABOUT OIL AND GAS
                        PRODUCING ACTIVITIES - UNAUDITED


The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the SEC and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

The following estimates of reserve quantities and related standardized measure of discounted net cash flows are estimates only, and are not intended to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than producing oil and gas properties. Additionally, the price of oil has been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and these changes may be significant.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

            SUPPLEMENTAL INFORMATION - DISCLOSURES ABOUT OIL AND GAS
                         PRODUCING ACTIVITIES-UNAUDITED


Proved Oil and Gas Reserve Quantities
(All within the United States)

                                                          Oil           Gas
                                                       Reserves       Reserves
                                                        (bbls.)        (Mcf.)
                                                       ---------      ---------

Proved developed and undeveloped reserves:

Balance December 31, 2000                                111,719      1,046,289
Revision of previous estimates                              (926)      (114,736)
Extensions, discoveries and other additions               83,108        118,405
Production                                               (47,986)      (112,348)
                                                       ---------      ---------
Balance December 31, 2001                                145,915        937,610
Revision of previous estimates                            83,815        154,171
Extensions, discoveries and other additions            1,468,287        474,915
Production                                              (129,613)      (160,508)
                                                       ---------      ---------
Balance December 31, 2002                              1,568,404      1,406,188
                                                       =========      =========

Proved Developed Reserves:

Balance December 31, 2000                                117,719      1,046,289
                                                       =========      =========
Balance December 31, 2001                                145,915        937,610
                                                       =========      =========
Balance December 31, 2002                              1,559,029      1,398,000
                                                       =========      =========

            SUPPLEMENTAL INFORMATION - DISCLOSURES ABOUT OIL AND GAS
                         PRODUCING ACTIVITIES-UNAUDITED
                           (All Amounts in Thousands)

Capitalized Costs Relating to Oil and Gas Producing Activities
(All within the United States)

                                                    Year Ended December 31,
                                                   2002                2001
                                                -------------------------------

Unproved oil and gas properties                   $       -        $       -
Proved oil and gas properties                           10,235            4,946
                                                -------------------------------
Accumulated depreciation and depletion                  (2,513)          (2,145)
                                                -------------------------------
Net capitalized cost                              $      7,722     $      2,801
                                                ===============================



Cost Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities (All within the United States)

                                                    Year Ended December 31,
                                                   2002                2001
                                                -------------------------------

Acquisition costs                                 $      5,695     $       -
Exploration and appraisal costs                             10               55
Development costs                                          863            1,361
                                                  -----------------------------

                                                  $      6,568     $      1,416
                                                  =============================



Results of operations for producing activities (All within the United States)

                                                    Year Ended December 31,
                                                   2002                2001
                                                  -----------------------------


Oil revenue                                       $      3,641     $      2,141
Transportation costs                                    (1,727)            (556)
Operating expenses                                        (366)            (157)
Depreciation, depletion, and amortization                 (828)            (327)
                                                  -----------------------------
                                                           720            1,101
Provision for income taxes                                (252)            (385)
                                                  -----------------------------
                                                  $        468     $        716
                                                  =============================

            SUPPLEMENTAL INFORMATION - DISCLOSURES ABOUT OIL AND GAS
                         PRODUCING ACTIVITIES-UNAUDITED
                           (All Amounts in Thousands)

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proven Oil and Gas Reserves (All within the United States)

                                                    Year Ended December 31,
                                                 2002        2001        2000
                                               --------------------------------

Future cash inflows                            $ 51,965    $  4,287    $ 12,545
Future development costs                           (147)       --          --
Future production costs                         (22,332)     (1,705)     (2,813)
Future income tax expenses                      (10,320)       (904)     (3,406)
                                               --------------------------------

Future net cash flows                            19,166       1,678       6,326
10% annual discount for
    estimated timing of cash flows               (7,932)       (518)     (2,688)
                                               --------------------------------
Standardized measure of discounted net
    cash flows                                 $ 11,234    $  1,160    $  3,638
                                               ================================



Principal sources of change in the standardized measure of discounted future net cash flows

                                               Year Ended December 31,
                                               -----------------------
                                                 2002           2001
                                               -----------------------

Beginning balance                              $  1,160       $  3,638
Oil and gas sales                                (1,670)          (914)
Extensions and discoveries                       13,439            472
Net changes in prices, production
     cost and future development cost             2,281         (3,639)
Net changes due to revisions of previous
     quantity estimates                           1,395           --
Development cost incurred                          --             --
Accretion of discount                                52            269
Net change in income taxes                       (5,423)         1,334
Other                                              --             --
                                               -----------------------
Ending balance                                 $ 11,234       $  1,160
                                               =======================

(c)    Exhibits.



Number             Exhibit
------             -------

16* Notification letter dated November 17, 2003 from J.H. Cohn LLP to the Securities and Exchange Commission regarding change of certifying accountant for Olympic Resources Ltd.

----------------
* Filed Herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     OLYMPIC RESOURCES LTD.



Date:  November 19, 2003


                                    By: /s/ Bryce W. Rhodes
                                        ----------------------------------------
                                        Bryce W. Rhodes
                                        President and Chief Executive Officer



                                    By: /s/ Michael B. Young
                                        ----------------------------------------
                                        Michael B. Young
                                        Chief Financial Officer
                                        (Principal Financial and Accounting
                                         Officer)

                                        5